UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On June 20, 2005, The Bon-Ton Stores, Inc. (the “Company”) entered into a Credit Card Program Agreement (the “CCPA”) with HSBC Bank Nevada, N.A., a national banking association (“HSBC”), which set forth the terms and conditions under which HSBC would issue credit cards to the Company’s customers and compensate the Company for sales made on the cards. The CCPA, as amended March 6, 2006, December 15, 2006, August 4, 2009, July 30, 2010, August 31, 2010 and January 31, 2011, provides for a term through June 20, 2012. The term would automatically renew for successive 3-year terms unless either party elects, upon written notice not less than 180 days prior to the end of the term, to terminate the CCPA.

On December 8, 2011, the Company received notification from HSBC that HSBC elects to terminate the CCPA at the end of its term on June 20, 2012. The Company has been actively engaged in a process to receive bids from various third parties for the operation of its private label credit card program and expects to engage a replacement of HSBC in the near future.

The CCPA was previously described in Item 1.01 of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on the following dates, which descriptions are incorporated herein by reference: June 23, 2005, March 10, 2006, August 10, 2009, August 4, 2010, September 7, 2010 and February 3, 2011.

Forward-Looking Statements

Certain information included in this report and other materials filed or to be filed by the Company with the Securities and Exchange Commission contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “would,” “will,” “plan,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; the ability to enter into an agreement with a new proprietary credit card provider; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; the financial condition of mall operators; Mr. Bergren’s continued willingness to serve as chief executive officer; and the successful search for a new chief executive officer. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Keith E. Plowman
Keith E. Plowman Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: December 14, 2011